UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

EVO Transportation & Energy Services, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed by EVO Transportation & Energy Services, Inc. (the “Company”), Environmental Alternative Fuels, LLC (“EAF”), a wholly-owned subsidiary of the Company, entered into the following agreements with Clean Energy in July 2023, which were amended in October 2023: (a) the Asset Purchase and Sale Agreement and Joint Escrow Instructions (Tolleson) (the “Tolleson Agreement”) for the sale of real property in Tolleson, Arizona and the compressed natural gas fuel station located thereon and (b) the Asset Purchase and Sale Agreement and Joint Escrow Instructions (Oak Creek) (the “Oak Creek Agreement,” and together with the Tolleson Agreement, the “Asset Purchase Agreements”) for the sale of real property in Oak Creek, Wisconsin and the compressed natural gas fuel station located thereon.

On December 19, 2023, the sales under the Asset Purchase Agreements closed. A portion of the purchase price under the Tolleson Agreement was credited to the full repayment of the Loan and Security Agreement, dated as of August 31, 2017 and amended on September 2, 2022, among Clean Energy, Thunder Ridge Transport, Inc., the Company and Billy (Trey) Peck, Jr. The remaining net proceeds from the sales were used for mandatory pay down of the Loan Agreement, dated December 14, 2020, among EVO Holding Company, LLC, Ritter Transport, Inc., John W. Ritter Trucking, Inc., Johmar Leasing Company, LLC and Ritter Transportation Systems, Inc., the Company and Commerce Bank of Arizona, Inc., as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2023	By:	/s/ Melinda Wang
	Its:	Executive Vice President, General Counsel and Secretary